SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[X]  Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


                               APPONLINE.COM, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

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     (2)      Aggregate number of securities to which the transaction applies:

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     (3)      Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)      Proposed maximum aggregate value of transaction:

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     (5)      Total fee paid:

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[ ]  Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)      Amount previously paid:
     (2)      Form, Schedule or Registration Statement No.:
     (3)      Filing Party:
     (4)      Date Filed:


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                               APPONLINE.COM, INC.
                              520 BROADHOLLOW ROAD
                               MELVILLE, NY 11747

                               ------------------

                        PRELIMINARY INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                               ------------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                               ------------------

                                  INTRODUCTION

         This information statement (the "Information Statement") was mailed on or about May 9, 2000 to the stockholders (the "Stockholders") of record on April 27, 2000 of AppOnline.com, Inc., a Delaware corporation (the "Company") in connection with certain actions taken by the Company pursuant to the written consent by the majority Stockholder of the Company, dated December 31, 1999. The actions taken pursuant to the written consent concerned the issuance of more than twenty percent (20%) of the Company's outstanding shares of Common Stock at less than fair market value on the date of grant and an increase in the number of authorized shares of the Company's Common Stock from 45,000,000 to 95,000,000. The principal executive offices of the Company are located at 520 Broadhollow Road, Melville, NY 11747. The Company's telephone number is (631) 844-9805.



            THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.




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                               APPONLINE.COM, INC.
                              520 BROADHOLLOW ROAD
                               MELVILLE, NY 11747

                               ------------------

                        PRELIMINARY INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER


TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to a Unanimous Written Consent of the majority Stockholder in lieu of a Special Meeting of Stockholders of AppOnline.com, Inc.:

     1. Approval of the issuance of more than twenty percent (20%) of the Company's outstanding shares of Common Stock at less than fair market value, as required by the American Stock Exchange, Inc. rules, Section 713(a);

     2. The adoption of an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of AppOnline.com, Inc. from 45,000,000 to 95,000,000 shares.

     The Board of Directors has fixed the close of business on April 27, 2000, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

     The Company expects to send its Stockholders a definitive Information Statement on or about May 9, 2000.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written Notice to stockholders pursuant to Section 228 of the Delaware Business Company Law.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                           By order of the Board of Directors,

                                           Edward Capuano
                                           CEO and Chairman of the Board


     May 5, 2000

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DISSENTERS' RIGHTS OF APPRAISAL

         Under Delaware Business Corporation Law, the state in which the Company is incorporated, neither the increase in the number of authorized shares nor the issuance of more than twenty percent (20%) of the Company's outstanding shares of Common Stock at less than fair market value on the date of grant requires the Company to provide dissenting Stockholders with a right of appraisal and the Company will not provide Stockholders with such right.





INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

         The Company's President, Mr. Jeffrey Skulsky, has an interest in the matter acted upon through his capacity as trustee of the Skulsky Trust. The Skulsky Trust was owed $31,410,221 on December 31, 1999. On December 31, 1999, in consideration for the cancellation of the debt owed the Skulsky Trust, the Company issued 18,191,534 shares of its Common Stock and transferred its ownership in certain assets to the Skulsky Trust.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, the Company's authorized capitalization consisted of 45,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which Preferred Stock may be issued in one or more series at the discretion of the Board of Directors. As of the Record Date and after the consummation of the transaction noticed through this Information Statement, there were 44,823,107 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

         There are 5,000 issued and outstanding shares of Series C Convertible Preferred Stock. These shares have no voting rights but are convertible into 200 shares of Common Stock each.

         The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group.

         Unless otherwise indicated, each of the Stockholders has sole voting and investment power with respect to the shares beneficially owned.


                            NUMBER OF SHARES OF     PERCENTAGE OFTOTAL SHARES OF
NAME AND ADDRESS OF         OUTSTANDING COMMON STOCK    OUTSTANDING COMMON STOCK
BENEFICIAL OWNER(1)         BENEFICIALLY OWNED(2)             BENEFICIALLY OWNED
--------------------------  ------------------------          ------------------
Edward R. Capuano                       9,063,057                     20.2%
Jeffrey Skulsky(3)                     19,253,386                     43.0
The Skulsky Trust                      19,251,233                     42.9
Cindy L. Eisle                              2,164                        *
James Richmond                              1,163                        *
Pargie Raiola                                   0                        0
James Britton                               1,163                        *
Patrick Reilly                                  0                        0
Jerry Dugan                                 2,871                        *
Robert Knickman                            14,500                        *
Stanley Hagendorf(4)                       11,840                        *
All Executive Officers and
Directors as a                         28,350,144                      63.2%
Group (10 persons)(3)(4)
---------
*less than one percent

(1) Unless otherwise indicated, the address of each person listed below is c/o AppOnline.com, Inc., 520 Broadhollow Road, Melville, New York 11747.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities and includes shares of Common Stock issuable upon conversion of outstanding preferred stock, or subject to options, or warrants exercisable or convertible within 60 days.


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(3) 19,251,233 of which are owned by the Skulsky Trust, of which Jeffrey Skulsky is the Trustee.

(4) All of which are owned by Mr. Hagendorf's wife.

         The approval of a majority of the outstanding shares of Common Stock entitled to vote is necessary to approve the Proposals noticed hereby. However, as discussed above, the Company's Board of Directors has obtained the necessary approval for these Proposals from Stockholders with voting authority for stock constituting in excess of 50% of the total outstanding shares of the Company's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any Stockholders in connection with these actions.

                                        4

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AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

         Prior to December 31, 1999, the Company owed $31,410,221 to the Skulsky Trust. Jeffrey Skulsky, the Company's President, is the trustee of the Skulsky Trust. This indebtedness represented advances made by the Skulsky Trust to the Company from 1997 through December 1999. The debt previously owed to the Skulsky Trust was interest-free with no set repayment terms.

         On December 31, 1999, in partial satisfaction of the debt owed to the Skulsky Trust, the Company transferred ownership of certain assets.

         After the transfer of the aforementioned assets, the outstanding debt remaining to the Skulsky Trust was $21,704,319. This debt was completely satisfied through the issuance of 18,191,534 shares of the Company's Common Stock, which issuance occurred on December 31, 1999. The issuance represented more than twenty percent (20%) of the Company's outstanding shares of Common Stock on the date of issuance at less than fair market value. This issuance is required to be approved by a majority of the Stockholders pursuant to the American Stock Exchange, Inc. rules, Section 713(a).

     In Management's opinion, the conversion of the debt owed to the Skulsky Trust to equity was in the Company's and its shareholders best interests in that its balance sheet is now less leveraged and its debt-to-equity has been significantly reduced after the conversion of $21,704,319 of debt. Upon completion of this transaction, stockholders equity increased by $21,704,319, and liabilities decreased by a similar amount. This transaction was valued based on the closing price per share of the Company's common stock on December 31, 1999, less a 17% discount. Since the Skulsky Trust agreed to accept restricted securities, which cannot be immediately sold, a discount of 17% on the transaction was given. Although each shareholders prorata ownership interest in the Company has decreased, the Company's net book value per share has increased as a result of this transaction by approximately $0.48.

         As of the Record Date, the Company's authorized capitalization consisted of 45,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series at the discretion of the board of directors, 5,000 of which are outstanding. As of the Record Date and after the consummation of the transaction noticed through this Information Statement, there were 44,823,107 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the Stockholders.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY

BACKGROUND

         On December 31, 1999, the Company's Board of Directors unanimously approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 45 million to 95 million. The amendment was approved by a majority of the Stockholders of the Company on December 31, 1999.

         The Board of Directors has determined that the adoption of the proposed amendment will be in the best interests of the Company.

REASONS FOR THE AUTHORIZED ACTIONS

     The Company's Board of Directors believes that it is in the best interests of the Company to increase the number of authorized shares of Common Stock from 45 million to 95 million shares of Common Stock in order to enable the Company to issue up to 2,088,000 shares of Common Stock upon the exercise of currently outstanding warrants and to issue up to 1,000,000 shares of common stock upon the conversion of Series C Convertible Preferred Stock. Upon the exercise of all outstanding warrants and the conversion of the Series C Convertible Preferred Stock, the Company will have approximately 47,000,000 shares of Common Stock available for issuance in connection with raising additional capital and issuing shares of its Common Stock in connection with acquisitions, as well as have a sufficient number of shares of its Common Stock available for future transactions requiring the issuance of Common Stock. As of the date of the Record Date, the Company had 44,823,107 shares issued and outstanding. Absent such increase in its authorized capital stock, the Company would be restricted in its ability to effect future transactions. Other than the issuance of shares of the Company's Common Stock in connection with currently outstanding warrants and convertible preferred stock, there are currently no specific transactions for which the Company intends to use the additional shares of Common Stock that have been authorized.

         Following the adoption of the Amendment, there will be at least 44,823,107 shares of common stock issued and outstanding. The balance of the authorized but unissued shares of common stock will be issuable at any time and from time to time by action of the Board of Directors without further authorization from the Company's Stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Stockholders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Issuance of additional Common Stock, directly or upon the conversion of preferred stock, exercise of warrants or options, if issued, has potentially dilutive effects on each of the Stockholders to the extent that any of the authorized but unissued shares are subsequently issued. The issuance of such shares of Common Stock (or even the potential issuance) may have a depressive effect on the market price of the Company's securities. Finally, the issuance of any additional shares of Common Stock, or options to purchase shares at prices below the current market price, would also have a dilutive effect on Stockholders' equity in the Company.

                                        6

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SECTION 16(A) REPORTING

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the American Stock Exchange. Specific due dates for these reports have been established. During the year ended December 31, 1999, the Company does not believe that all reports required to be filed by Section 16(a) were filed on a timely basis, if at all.

FINANCIAL AND OTHER INFORMATION

         The information required by this item is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission on April 14, 2000.


                       STATEMENT OF ADDITIONAL INFORMATION

         The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC on April 14, 2000, has been incorporated herein by reference.

         The Company will furnish, to any Stockholder making such request, a copy of its Annual Report within one business day of receiving such request. The Annual Report will be sent by first class mail at no charge to such Stockholder. A copy of the Annual report can be requested by writing to the Company at 520 Broadhollow Road, Melville, NY 11747, or by calling the Company at (631) 844-9805, attention Secretary.




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